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Filed pursuant to Rule 424(b)(5)
Registration No. 333-233896-02

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)

Series A Floating Rate Notes due 2022	$700,000,000	100.000%	$700,000,000	$90,860.00

(1)
The filing fee, calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, has been transmitted to the Securities and Exchange Commission in connection with the securities offered by means of this prospectus supplement.

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 23, 2019)

$700,000,000 Series A Floating Rate Notes due 2022

        Duke Energy Progress, LLC is offering $700,000,000 aggregate principal amount of Series A Floating Rate Notes due 2022 (the "Notes"). Concurrently with this offering, we are also offering $600,000,000 aggregate principal amount of First Mortgage Bonds, 2.50% Series due 2050, pursuant to a separate prospectus supplement. The per annum interest rate on the Notes will be reset quarterly based on the three-month LIBOR (as defined herein) plus 0.18%, subject to the provisions set forth in this prospectus supplement under the caption "Description of the Notes—Maturity, Interest and Payment." We will pay interest on the Notes quarterly in arrears on February 18, May 18, August 18 and November 18 of each year, beginning on November 18, 2020. The Notes will mature as to principal on February 18, 2022.

        We may redeem the Notes at our option at any time, in whole or in part and from time to time, on or after February 18, 2021, as described in this prospectus supplement under the caption "Description of the Notes—Optional Redemption." The Notes will not be entitled to the benefit of any sinking fund. The Notes will be our direct, senior unsecured and unsubordinated obligations, ranking equally with all of our other senior unsecured and unsubordinated indebtedness from time to time outstanding.

        The Notes are a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange or include them in any automated quotation system. Please read the information provided under the caption "Description of the Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus for a more detailed description of the Notes.

        Investing in the Notes involves risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement.

	Price to the Public(1)	Underwriting Discount(2)	Proceeds to Duke Energy Progress, LLC Before Expenses
Per Note	100.000%	0.200%	99.800%
Total Notes	$700,000,000	$1,400,000	$698,600,000

(1)
Plus accrued interest from August 20, 2020, if settlement occurs after that date.

(2)
The underwriters have agreed to reimburse us for a portion of our expenses incurred in connection with this offering. See "Underwriting (Conflicts of Interest)."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        We expect the Notes to be ready for delivery only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, on or about August 20, 2020.

Joint Book-Running Managers

Citigroup	Academy Securities	C.L. King & Associates	Great Pacific Securities
Loop Capital Markets	Mischler Financial Group, Inc.	Ramirez & Co., Inc.	Siebert Williams Shank

The date of this prospectus supplement is August 17, 2020.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by us. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized by us is accurate as of any date other than the date of the document containing the information or such other date as may be specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those respective dates.

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

        If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.

        It is important for you to read and consider all information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents to which we have referred you in "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Duke Energy Progress," "the Company," "we," "us" and "our" or similar terms are to Duke Energy Progress, LLC. References in this prospectus supplement to "Debt Securities" are to all of our senior unsecured and unsubordinated notes issued under the Indenture (as defined in this prospectus supplement under the caption "Description of the Notes") and from time to time outstanding.

Notice to Prospective Investors in the European Economic Area and United Kingdom

        None of this prospectus supplement, the accompanying prospectus nor any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of the Notes in any Member State of the European Economic Area (the "EEA") or in the United Kingdom (each, a "Relevant State") will only be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Accordingly any person making or intending to make an offer in that Relevant State of Notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for the Duke Energy Progress to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither Duke Energy Progress nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in circumstances in which an obligation arises for Duke Energy Progress to publish or supplement a prospectus for such offer. The expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

        The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended (the "FSMA"). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order")), or who fall within Article 49(2)(a) to (d) of the Financial Promotion

S-ii

Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary is qualified in its entirety by, and should be read together with, the more detailed information that is included elsewhere in this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" in this prospectus supplement for information about how you can obtain the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Investing in the Notes involves risks. See "Risk Factors" in this prospectus supplement.

 Duke Energy Progress

        Duke Energy Progress, LLC, a North Carolina limited liability company and an indirect wholly owned subsidiary of Duke Energy Corporation, is a regulated public utility primarily engaged in the generation, transmission, distribution and sale of electricity in portions of North Carolina and South Carolina. Our service area covers approximately 29,000 square miles and supplies electric service to approximately 1.6 million residential, commercial and industrial customers. As of December 31, 2019, our asset portfolio included approximately 12,994 megawatts of owned generation capacity, 77,200 miles of distribution lines and 6,266 miles of transmission lines.

        The address of our principal executive offices is 410 South Wilmington Street, Raleigh, North Carolina 27601-1748. Our telephone number is (704) 382-3853.

        The foregoing information about Duke Energy Progress is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy Progress, you should refer to the information described under the caption "Where You Can Find More Information" in this prospectus supplement.

 The Offering

Issuer	Duke Energy Progress, LLC
Securities Offered	We are offering $700,000,000 aggregate principal amount of the Notes.
Concurrent Offering
Concurrently with this offering, we are also offering $600,000,000 aggregate principal amount of First Mortgage Bonds, 2.50% Series due 2050 (the "2050 Mortgage Bonds"), pursuant to a separate prospectus supplement (the "Concurrent Offering"). Although we expect that the sales of the Notes and the 2050 Mortgage Bonds will take place concurrently, the sales are not conditioned upon each other, and we may consummate the sale of one issue and not the other, or consummate the sales at different times.
Maturity Date	The Notes will mature on February 18, 2022.
Interest Rates
The per annum interest rate on the Notes will reset quarterly based on the three-month LIBOR plus 18 basis points (0.18%), subject to the provisions set forth in this prospectus supplement under the caption "Description of the Notes—Maturity, Interest and Payment."
Interest Payment Dates	Interest on the Notes will be payable quarterly in arrears on February 18, May 18, August 18 and November 18 of each year, beginning on November 18, 2020.
Ranking
The Notes are a new series of Debt Securities and will be our direct, senior unsecured and unsubordinated obligations, ranking equally with all of our other senior unsecured and unsubordinated indebtedness from time to time outstanding. See "Description of the Notes—Ranking." The Notes will be effectively subordinate to all of our first mortgage bonds, aggregating approximately $7.6 billion outstanding at June 30, 2020 (which amount does not include the 2050 Mortgage Bonds being offered in the Concurrent Offering).
Further Issuance
The Indenture does not limit the amount of Notes or other Debt Securities we may issue under it. We may, at any time, without the consent of the holders of the Notes, issue additional Notes having the same ranking, interest rate, maturity and other terms as the Notes being offered hereby (except for the issue date, the price to the public and, if applicable, the initial interest accrual date and the first interest payment date); provided, however, that such additional Notes must be fungible with the Notes offered hereby for U.S. federal income tax purposes, and any such additional Notes, together with the Notes, will be taken to constitute the same series of Debt Securities under the Indenture.

Optional Redemption	We may redeem the Notes at our option at any time on or after February 18, 2021, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount of such Notes being redeemed to, but excluding, such redemption date. See "Description of the Notes—Optional Redemption."
No Sinking Fund	The Notes will not be entitled to the benefit of any sinking fund.
Use of Proceeds
The net proceeds from the sale of the Notes, after deducting the underwriting discount and related offering expenses and giving effect to the underwriters' reimbursement to us, will be approximately $698.3 million. We intend to use the net proceeds from the sale of the Notes to repay our outstanding borrowings under our two-year term loan facility expiring in December 2020 (the "Term Loan"). At June 30, 2020, we had $700 million of borrowings outstanding under the Term Loan with a weighted average interest rate of approximately 0.986% per year. The net proceeds may be invested temporarily in short-term interest-bearing accounts, securities or similar investments until they are used for their intended purposes.
Conflicts of Interest
An affiliate of one of the underwriters participating in this offering is a lender under the Term Loan described above, the repayment of which will be funded with the net proceeds from the sale of the Notes. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."
Book-Entry
The Notes will be represented by one or more global securities registered in the name of and deposited with or on behalf of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC in the United States or Clearstream Banking, S.A. ("Clearstream") or Euroclear Bank SA/NV, as operator of the Euroclear System (the "Euroclear System") in Europe if they are participants in those systems, or indirectly through organizations which are participants in those systems. This means that you will not receive a certificate for your Notes and Notes will not be registered in your name, except under certain limited circumstances described under the caption "Book-Entry System."
Trustee	The Bank of New York Mellon.
Calculation Agent	The Bank of New York Mellon.
Risk Factors
An investment in the Notes involves risks. You should carefully consider the discussion of risks in "Risk Factors" in this prospectus supplement and the other information in this prospectus supplement and the accompanying prospectus, including "Cautionary Statement Regarding Forward-Looking Information" in this prospectus supplement, before making an investment decision.

RISK FACTORS

        In addition to the risk factors described below, you should carefully consider the risk factors, including those related to the COVID-19 pandemic, in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as amended, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, each of which has been filed with the Securities and Exchange Commission (the "SEC") and is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Additional Risks Related to the Notes

Because the Notes are not secured and are effectively subordinated to the rights of our secured creditors, the Notes will be subject to the prior claims of any of our secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the Notes.

        The Notes are direct, senior unsecured and unsubordinated obligations and will rank equally with any future unsecured and unsubordinated debt and will be effectively junior to our existing secured debt and any future secured debt we may incur. The Indenture governing the Notes does not limit the amount of unsecured debt that we may incur. In general, the Indenture also does not limit the amount of secured debt that we may incur. As of June 30, 2020, we had approximately $7.6 billion of aggregate principal amount of first mortgage bonds outstanding (which amount does not include the 2050 Mortgage Bonds being offered in the Concurrent Offering). Our assets which secure our existing or future secured debt will be subject to prior claims by our secured creditors. In the event of our bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up, assets that secure debt will be available to pay obligations on the Notes only after all debt secured by those assets has been repaid in full. Holders of the Notes will participate in any remaining assets ratably with all of our unsecured and unsubordinated creditors, including trade creditors. If we incur any additional obligations that rank equally with the Notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the Notes in any proceeds distributed upon our bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to holders of the Notes. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the Notes then outstanding would remain unpaid.

Uncertainty relating to the calculation of U.S. dollar London Interbank Offered Rate ("LIBOR") and other reference rates and their potential discontinuance may adversely affect the value of the Notes.

        National and international regulators and law enforcement agencies have conducted investigations into a number of rates or indices which are deemed to be "reference rates." Actions by such regulators and law enforcement agencies may result in changes to the manner in which certain reference rates are determined, their discontinuance, or the establishment of alternative reference rates. For example, on July 27, 2017, the United Kingdom's Financial Conduct Authority (the "FCA"), which regulates LIBOR, announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. Such announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. Additionally, the FCA has stated, as recently as July 1, 2020, that: "The interest rate benchmark LIBOR is expected to cease after end-2021." Based on the foregoing, it appears highly likely that LIBOR will be discontinued or modified after 2021.

        At this time, it is not possible to predict the effect that these developments, any discontinuance, modification or other reforms to LIBOR or any other reference rate, or the establishment of alternative reference rates may have on LIBOR, other benchmarks or floating rate debt securities, including the Notes. Uncertainty as to the nature of such potential discontinuance, modification, alternative reference rates or other reforms may materially adversely affect the trading market for securities linked to such benchmarks, including the Notes. Furthermore, the use of alternative reference rates or other reforms could cause the interest rate calculated for the Notes, and consequently the value of the Notes, to be materially lower than expected.

        If it is determined that LIBOR has been discontinued and an alternative reference rate for the three-month LIBOR is used as described in this prospectus supplement under the caption "Description of the Notes—Maturity, Interest and Payment," we or our designee (which may be an independent financial advisor or any other designee of Duke Energy Progress (any of such entities, a "Designee")) may make certain adjustments to such rate, including applying a spread thereon or with respect to the business day convention, Interest Determination Dates (as defined herein) and related provisions and definitions, to make such alternative reference rate comparable to the three-month LIBOR, in a manner that is consistent with industry-accepted practices or applicable regulatory or legislative actions or guidance for such alternative reference rate. See "Description of the Notes—Maturity, Interest and Payment." Any of the specified methods of determining floating rate alternative reference rates or the permitted adjustments to such rates may result in interest payments on your Notes that are lower than or that do not otherwise correlate over time with the interest payments that would have been made on the Notes if published LIBOR continued to be available.

        Other floating rate debt securities, by comparison, may be subject in similar circumstances to different procedures for the establishment of alternative reference rates. Any of the foregoing may have a material adverse effect on the amount of interest payable on your Notes, or the market liquidity and market value of your Notes.

Interest on the Notes will be calculated using a Benchmark Replacement selected by us (or our Designee) if a Benchmark Transition Event occurs.

        As described in detail in this prospectus supplement under the caption "Description of the Notes—Maturity, Interest and Payment—Determining the Floating Rate—Effect of Benchmark Transition Event" (the "benchmark transition provisions"), if during the term of the Notes, we (or our Designee) determine that a Benchmark Transition Event (as defined in the benchmark transition provisions) and its related Benchmark Replacement Date (as defined in the benchmark transition provisions) have occurred with respect to LIBOR (or the then-current Benchmark, as applicable), we (or our Designee) in our sole discretion will select a Benchmark Replacement (as defined in the benchmark transition provisions) as the base rate in accordance with the benchmark transition provisions. The Benchmark Replacement will include a spread adjustment and technical, administrative or operational changes described in the benchmark transition provisions may be made to the interest rate determination as determined by us (or our Designee) in our sole discretion.

        Our interest or our Designee's interest in making the determinations described above may be adverse to your interests as a holder of the Notes. The selection of a Benchmark Replacement, and any decisions made by us (or our Designee) in connection with implementing a Benchmark Replacement with respect to the Notes, could result in adverse consequences to the applicable interest rate on the Notes, which could adversely affect the return on, value of and market for, the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to LIBOR or that any Benchmark Replacement will produce the economic equivalent of LIBOR.

The Secured Overnight Financing Rate ("SOFR") is a relatively new market index and as the related market continues to develop, there may be an adverse effect on the return on or value of the Notes.

        If a Benchmark Transition Event and its related Benchmark Replacement Date occur, then the rate of interest on the Notes will be determined using SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date also occur with respect to the Benchmark Replacements that are linked to SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of SOFR, when we refer to SOFR-linked notes or debt securities, we mean the Notes at any time when the rate of interest on those notes or debt securities is or will be determined based on SOFR.

        The Benchmark Replacements specified in the benchmark transition provisions include Term SOFR, a forward-looking term rate which will be based on SOFR. Term SOFR is currently being developed under the sponsorship of the Federal Reserve Bank of New York, and there is no assurance that the development of Term SOFR will be completed. If a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to LIBOR and, at that time, a form of Term SOFR has not been selected or recommended by the Federal Reserve Board, the Federal Reserve Bank of New York, a committee thereof or successor thereto, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the amount of interest payable on the Notes for the next applicable Interest Period (as defined herein) and all subsequent Interest Periods (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next available Benchmark Replacement).

        These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (as defined in the benchmark transition provisions) (such as the Alternative Reference Rates Committee of the Federal Reserve Bank of New York), (ii) the International Swaps and Derivatives Association, Inc., or (iii) in certain circumstances, us (or our Designee). In addition, the benchmark transition provisions expressly authorize us (or our Designee) to make Benchmark Replacement Conforming Changes (as defined in the benchmark transition provisions) with respect to, among other things, the determination of Interest Periods and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment (as defined in the benchmark transition provisions), and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest payable on the Notes, which could adversely affect the return on, value of and market for, the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

        The Federal Reserve Bank of New York began to publish SOFR in April 2018. Although the Federal Reserve Bank of New York has also begun publishing historical indicative SOFR since 2014, such prepublication historical data inherently involves assumptions, estimates and approximations. You should not rely on any historical changes or trends in SOFR as an indicator of the future performance of SOFR. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates. As a result, the return on and value of SOFR-linked debt securities may fluctuate more than floating rate debt securities that are linked to less volatile rates.

        Also, because SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market may never develop or may not be very liquid. Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading price of the Notes may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if SOFR does not prove to be widely used in securities like the Notes, the trading price of those securities may be lower than those of debt securities linked to rates that are more widely used. Debt securities indexed to SOFR may not be able to be sold or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

        The Federal Reserve Bank of New York notes on its publication page for SOFR that use of SOFR is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to you as a holder of Notes. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may adversely affect the return on, value of and market for, the Notes.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management's beliefs and assumptions and can often be identified by terms and phrases that include "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook," or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:

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  The impact of the COVID-19 pandemic;

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  State and federal legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

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  The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;

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  The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

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  The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;

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  Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

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  Industrial, commercial and residential growth or decline in our service territories or customer bases resulting from sustained downturns of the economy and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, such as self-generation and distributed generation technologies;

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  Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in our service territories could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs;

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  Advancements in technology;

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  Additional competition in electric markets and continued industry consolidation;

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  The influence of weather and other natural phenomena on our operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;

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  The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to us resulting from an incident that affects the United States electric grid or generating resources;

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  The impact on our facilities and business from a terrorist attack, cybersecurity threats, data security breaches, operational accidents, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;

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  The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;

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  The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

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  The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions and general market and economic conditions;

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  Our credit ratings may be different from what is expected;

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  Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;

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  Construction and development risks associated with the completion of our capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

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  Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

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  The ability to control operation and maintenance costs;

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  The level of creditworthiness of counterparties to transactions;

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  The ability to obtain adequate insurance at acceptable costs;

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  Employee workforce factors, including the potential inability to attract and retain key personnel;

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  The effect of accounting pronouncements issued periodically by accounting standard-setting bodies;

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  The impact of United States tax legislation to our financial condition, results of operations or cash flows and our credit ratings; and

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  The ability to implement our business strategy, including enhancing existing technology systems.

        Additional risks and uncertainties are identified and discussed in our reports filed with the SEC and available at the SEC's website. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and we expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        The net proceeds from the sale of the Notes, after deducting the underwriting discount and related offering expenses and giving effect to the underwriters' reimbursement to us, will be approximately $698.3 million. We intend to use the net proceeds from the sale of the Notes to repay our outstanding borrowings under our two-year term loan facility expiring in December 2020 (the "Term Loan"). At June 30, 2020, we had $700 million of borrowings outstanding under the Term Loan with a weighted average interest rate of approximately 0.986% per year. The net proceeds may be invested temporarily in short-term interest-bearing accounts, securities or similar investments until they are used for their intended purposes.

        An affiliate of one of the underwriters participating in this offering is a lender under the Term Loan, the repayment of which will be funded with the net proceeds from the sale of the Notes. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

DESCRIPTION OF THE NOTES

        The Notes will be a series of our Debt Securities under the Indenture (as defined below), as described under the heading "Description of Debt Securities" in the accompanying prospectus. Because the following description setting forth specific terms and provisions of the Notes is only a summary, it does not contain all the information that may be important to you. Please read the following information concerning the Notes in conjunction with the statements under "Description of Debt Securities" in the accompanying prospectus, which the following information supplements and, in the event of any inconsistencies, supersedes. The following summary is qualified in its entirety by reference to the terms and provisions of the Notes and the Indenture (for Debt Securities) between us and The Bank of New York Mellon, as successor trustee (the "Trustee"), dated as of October 28, 1999 (the "Original Indenture"). The Original Indenture is supplemented by the First Supplemental Indenture to be dated as of August 1, 2020 (the "Supplemental Indenture"), which establishes the specific terms of the Notes. In the following discussion, we will refer to the Original Indenture and the Supplemental Indenture together as the "Indenture." Capitalized terms not defined in this prospectus supplement are used as defined in the Original Indenture and the Supplemental Indenture or as otherwise provided in the accompanying prospectus.

General

        The Notes will be issued in the initial aggregate principal amount of $700 million and will mature on February 18, 2022. The Indenture does not limit the amount of Notes or other Debt Securities we may issue under it. We may, at any time, without the consent of the holders of the Notes, issue additional Notes having the same ranking, interest rate, maturity and other terms as the Notes being offered hereby (except for the issue date, the price to the public and, if applicable, the initial interest accrual date and the first interest payment date); provided, however, that such additional Notes must be fungible with the Notes offered hereby for U.S. federal income tax purposes, and any such additional Notes, together with the Notes, will be taken to constitute the same series of Debt Securities under the Indenture.

        The Notes will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof. For more information on DTC, see "Book-Entry System—The Depository Trust Company" below.

        Concurrently with this offering, we are also offering $600 million aggregate principal amount of First Mortgage Bonds, 2.50% Series due 2050 (the "2050 Mortgage Bonds"), pursuant to a separate prospectus supplement (the "Concurrent Offering"). Although we expect that the sales of the Notes and the 2050 Mortgage Bonds will take place concurrently, the sales are not conditioned upon each other, and we may consummate the sale of one issue and not the other, or consummate the sales at different times.

Maturity, Interest and Payment

        The Notes will mature on February 18, 2022.

        Until the principal amount of the Notes has been paid or made available for payment, we will make interest payments on the Notes quarterly in arrears on February 18, May 18, August 18 and November 18 of each year to the person(s) in whose name(s) such Notes are registered at the close of business on the record date for the applicable interest payment date, which will be the close of business on (i) the business day immediately preceding such interest payment date so long as all of the Notes remain in book-entry only form or (ii) the fifteenth calendar day (whether or not a business day) immediately preceding such interest payment date if any of the Notes do not remain in book-entry only form; provided, however, that interest payable on the maturity date will be payable to the persons to whom the principal of such Notes is payable. If an interest payment date (other than a redemption date or the maturity date) is not a business day, then such interest payment date will be the next succeeding business day, unless the next succeeding business day is in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day. If a redemption date or the maturity date for the Notes falls on a day that is not a business day, the payment of principal or interest otherwise payable on any such date will be postponed to the next succeeding business day, and no interest on such payment will accrue from and after such redemption date or the maturity date. "Business day" means any day other than a Saturday or Sunday that is neither a legal holiday in New York, New York nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close, or a day on which the Corporate Trust Office of the Trustee is closed for business.

        Interest on the Notes will accrue from August 20, 2020 or from the most recent interest payment date to which interest on the Notes has been paid or provided for. The initial interest payment date for the Notes is November 18, 2020. Interest on the Notes will be computed on the basis of the actual number of days elapsed over a 360-day year consisting of twelve 30-day months.

        The Notes will bear interest for each quarterly Interest Period (as defined below) at a per annum rate determined by the Calculation Agent (as defined below), except as provided below. The interest rate applicable during each quarterly Interest Period will be equal to LIBOR on the Interest Determination Date (as defined below) for such Interest Period plus 18 basis points (0.18%) (0.18%, the "Margin"), subject to the provisions provided below. Promptly upon such determination, the Calculation Agent will notify us and the Trustee, if the Trustee is not then serving as the Calculation Agent, or in certain circumstances described below, we or our Designee will notify the Trustee, of the interest rate for the new Interest Period. In no event shall the initial Calculation Agent (The Bank of New York Mellon) be the Designee. Absent manifest error, the calculation of the applicable interest rate for each Interest Period by the Calculation Agent, or in certain circumstances described below, by us or our Designee, shall be binding and conclusive upon the beneficial owners and holders of the Notes, the Company and the Trustee. Upon the request of a holder of the Notes, the Calculation Agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

        In no event shall the Calculation Agent be responsible for determining whether a Benchmark Transition Event has occurred or be responsible for determining any substitute for LIBOR, or for making any adjustments to any alternative benchmark or spread thereon, the business day convention, Interest Determination Dates or any other relevant methodology for calculating any such substitute or successor benchmark. In connection with the foregoing, the Calculation Agent will be entitled to conclusively rely on any determinations made by us or our Designee and will have no liability for such actions taken at our direction.

        Any determination, decision or election that may be made by us or our Designee in connection with a Benchmark Transition Event (as defined below) or a Benchmark Replacement (as defined below), including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in our or our Designee's sole discretion, and, notwithstanding anything to the contrary in the transaction documents relating to the Notes, will become effective without consent from any other party. Neither the Trustee nor the Calculation Agent will have any liability for any determination made by or on behalf of us or our Designee in connection with a Benchmark Transition Event or a Benchmark Replacement.

        The accrued interest on the Notes for any period is calculated by multiplying the principal amount of the Notes by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards if necessary) is computed by dividing the interest rate (expressed as a decimal rounded upwards if necessary) applicable to such date by 360.

        All percentages resulting from any calculation of the interest rate on the Notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 0.567845% (or .00567845) being rounded to 0.56785% (or .0056785) and 0.567844% (or .00567844) being rounded to 0.56784% (or .0056784)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards). Any percentage resulting from any calculation of any interest rate for the Notes less than 0.00% will be deemed to be 0.00% (or 0.0000).

Determining the Floating Rate

        "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

  (1)
  With respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next interest payment date that appears on Bloomberg L.P.'s page "BBAM" and, if such page is not available, from the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period.

  (2)
  If LIBOR cannot be determined as described above in clause (1), LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market, which may include affiliates of one or more of the underwriters of the Notes, selected by us, at approximately 11:00 a.m., London time, on the Interest Determination Date for that Interest Period. We will request the principal London office of each such bank to provide a quotation of its rate to the Calculation Agent. If at least two such quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City, which may include affiliates of one or more of the underwriters of the Notes, selected by us, at approximately 11:00 a.m., New York City time, on the Interest Determination Date for that Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000. We will request the principal New York City office of each such bank to provide a quotation of its rate to the Calculation Agent. However, if fewer than three banks selected by us to provide quotations are quoting as described above, LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period.

        Notwithstanding clauses (1) and (2) above in the immediately preceding paragraph, if we (or our Designee) determine on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (as defined below) have occurred with respect to LIBOR (or the then-current Benchmark (as defined below), as applicable), then the provisions set forth below under "—Effect of Benchmark Transition Event," which are referred to as the benchmark transition provisions, will thereafter apply to all determinations of the rate of interest payable on the Notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each Interest Period will be an annual rate equal to the sum of the Benchmark Replacement and the Margin specified in this prospectus supplement. However, if we (or our Designee) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, but for any reason the Benchmark Replacement has not been determined as of the relevant Interest Determination Date, the interest rate for the applicable interest period will be equal to the interest rate for the immediately preceding Interest Period, as determined by us (or our Designee).

        "BBAM" means the display that appears on Bloomberg L.P.'s page "BBAM" or any page as may replace such page on such service (or any successor service) for the purpose of displaying the London Interbank Offered rate for U.S. dollar deposits.

        "Calculation Agent" means initially The Bank of New York Mellon, or its successor appointed by the Company, acting as calculation agent.

        "Interest Determination Date" means the second London Business Day immediately preceding the first day of the relevant Interest Period.

        "Interest Period" means the period commencing on an interest payment date for the Notes (or, with respect to the initial Interest Period only, commencing on the original issue date for the Notes) and ending on the day before the next succeeding interest payment date for the Notes.

        "London Business Day" means a day that is a business day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

        "Reuters LIBOR01 Page" means the display designated as Reuters LIBOR01 on the Reuters 3000 Xtra (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits by ICE Benchmark Administration Limited ("IBA") or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered rate in the event IBA or its successor no longer does so).

  Effect of Benchmark Transition Event

        Benchmark Replacement.    If we (or our Designee) determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.

        Benchmark Replacement Conforming Changes.    In connection with the implementation of a Benchmark Replacement, we (or our Designee) will have the right to make Benchmark Replacement Conforming Changes (as defined below) from time to time.

        Decisions and Determinations.    Any determination, decision or election that may be made by us (or our Designee) pursuant to this subsection "—Effect of Benchmark Transition Event," including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in our (or our Designee's) sole discretion, and, notwithstanding anything to the contrary in the transaction documents relating to the Notes, shall become effective without consent from the holders of the Notes or any other party.

        For purposes of this subsection "—Effect of Benchmark Transition Event," the following terms have the following meanings.

        "Benchmark" means, initially, LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement.

        "Benchmark Replacement" means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if we (or our Designee) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then "Benchmark Replacement" means the first alternative set forth in the order below that can be determined by us (or our Designee) as of the Benchmark Replacement Date:

          (1)   the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

          (2)   the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

          (3)   the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

          (4)   the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

          (5)   the sum of: (a) the alternate rate of interest that has been selected by us (or our Designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

        "Benchmark Replacement Adjustment" means the first alternative set forth in the order below that can be determined by us (or our Designee) as of the Benchmark Replacement Date:

          (1)   the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

          (2)   if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

          (3)   the spread adjustment (which may be a positive or negative value or zero) that has been selected by us (or our Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

        The Benchmark Replacement Adjustment shall not include the Margin specified in this prospectus supplement and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Notes.

        "Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Interest Period," timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters) that we (or our Designee) decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we (or our Designee) decide that adoption of any portion of such market practice is not administratively feasible or if we (or our Designee) determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we (or our Designee) determine is reasonably necessary).

        "Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:

          (1)   in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and

  (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

          (2)   in the case of clause (3) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

        For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

        "Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

          (1)   a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

          (2)   a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

          (3)   a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

        "Compounded SOFR" means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by us (or our Designee) in accordance with:

          (1)   the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

          (2)   if, and to the extent that, we (or our Designee) determine that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by us (or our Designee) giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

        For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the Margin specified in this prospectus supplement.

        "Corresponding Tenor" with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

        "Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

        "Interpolated Benchmark" with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

        "ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

        "ISDA Fallback Adjustment" means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

        "ISDA Fallback Rate" means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

        "Reference Time" with respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m., London time, on the Interest Determination Date, and (2) if the Benchmark is not LIBOR, the time determined by us (or our Designee) in accordance with the Benchmark Replacement Conforming Changes.

        "Relevant Governmental Body" means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

        "SOFR" with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York's Website.

        "Term SOFR" means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

        "Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Ranking

        The Notes will be our direct, senior unsecured and unsubordinated obligations, ranking equally with all of our other senior unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will be effectively subordinate to all of our first mortgage bonds, aggregating approximately $7.6 billion outstanding at June 30, 2020 (which amount does not include the 2050 Mortgage Bonds being offered in the Concurrent Offering).

Optional Redemption

        We may redeem the Notes at our option at any time on or after February 18, 2021, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount of such Notes being redeemed to, but excluding, such redemption date.

        Notice of any optional redemption of Notes of this series (or any portion thereof) will be given to holders at their addresses, as shown in the Debt Security Register (as defined in the Indenture) for such Notes, not less than 10 nor more than 30 days prior to the date fixed for redemption. If less than all of the Notes are to be redeemed at the option of the Company, the Notes or portions of such Notes being redeemed shall be selected for redemption in accordance with DTC's standard procedures.

        If notice has been given as provided in the Indenture and funds for the redemption of any Notes (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such Notes (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the holders of such Notes will be to receive payment of the redemption price.

Sinking Fund

        The Notes will not be entitled to the benefit of any sinking fund.

Concerning the Trustee and Calculation Agent

        The Bank of New York Mellon is the Trustee and the Calculation Agent for the Notes and the mortgage trustee for the 2050 Mortgage Bonds being offered in the Concurrent Offering. We and some of our affiliates have banking relationships with The Bank of New York Mellon and its affiliates. The Bank of New York Mellon or its affiliate also serves as trustee or agent under other indentures and agreements pursuant to which our securities and securities of some of our affiliates are outstanding.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following discussion summarizes certain U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Notes, and does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion only applies to Notes that are held as capital assets, within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and that are purchased in the initial offering at the initial offering price by Non-U.S. Holders (as defined below).

        This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, traders or dealers in securities or commodities, persons holding Notes as part of a hedge or other integrated transaction, accrual method taxpayers subject to special tax accounting rules as a result of their use of certain financial statements under Section 451(b) of the Code, or certain former citizens or residents of the United States. This discussion does not address any U.S. federal income tax consequences for U.S. taxpayers who purchase Notes. Persons considering the purchase of Notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate and gift tax laws or the effect of any applicable foreign, state or local laws.

        We have not and will not seek any rulings or opinions from the Internal Revenue Service (the "IRS") with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of the Notes or that any such position would not be sustained.

        Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax considerations discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

        For purposes of this summary, a "Non-U.S. Holder" means a beneficial owner of a Note that, for U.S. federal income tax purposes, is neither a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) nor (i) an individual that is a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a United States person.

        If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds Notes, the tax treatment of a partner in such a partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding Notes should consult their tax advisor as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Notes applicable to them.

Interest

        It is anticipated, and this discussion assumes, that the Notes will not be issued with more than a de minimis amount of original issue discount. Except if interest on the Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, and subject to the discussions below under "Foreign Account Tax Compliance Act" and "Information Reporting and Backup Withholding," a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on the Notes provided that such Non-U.S. Holder (A) does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our equity entitled to vote, (B) is not a controlled foreign corporation that is related to us directly or constructively through stock ownership, (C) is not a bank receiving such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (D) satisfies certain certification requirements. Such certification requirements will be met if (x) the Non-U.S. Holder provides its name and address, and certifies on an IRS Form W-8BEN or IRS Form W-8BEN-E (or a substantially similar form), under penalties of perjury, that it is not a United States person or (y) a securities clearing organization or certain other financial institutions holding the Notes on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof. In addition, we or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the Notes is a United States person.

        If interest on the Notes is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, but such Non-U.S. Holder does not satisfy the other requirements outlined in the preceding paragraph, interest on the Notes generally will be subject to U.S. withholding tax at a 30% rate (or a lower applicable treaty rate).

        If interest on the Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis at the rate applicable to United States persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax or a lower applicable treaty branch profits tax rate). If interest on the Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, such interest payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI).

Sale, Redemption or Other Taxable Disposition of the Notes

        Subject to the discussion below under "Information Reporting and Backup Withholding," a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax with respect to gain, if any, recognized on the sale, redemption, or other taxable disposition of the Notes. A Non-U.S. Holder will also generally not be subject to U.S. federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, or (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied. In the case described in (i) above, gain or loss recognized on the disposition of such Notes generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a United States person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax (or a lower applicable treaty rate) on any capital gain recognized on the disposition of the Notes (after being offset by certain U.S. source capital losses).

Information Reporting and Backup Withholding

        Information returns will be filed annually with the IRS in connection with payments we make on the Notes. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale, redemption, or other disposition of the Notes, and the Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) on payments on the Notes or on the proceeds from a sale, redemption, or other disposition of the Notes. The certification procedures required to claim the exemption from withholding on interest described above will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder generally will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

        Under the Foreign Account Tax Compliance Act and related IRS guidance concerning foreign account tax compliance rules ("FATCA"), a 30% U.S. withholding tax is imposed on certain payments (which includes interest payments on the Notes) made to a non-United States entity that fails to take required steps to provide information regarding its "United States accounts" or its direct or indirect "substantial United States owners," as applicable, or to make a required certification that it has no such accounts or owners. We will not be obligated to make any "gross up" or additional payments in respect of amounts withheld on the Notes if we determine that we must so withhold in order to comply with FATCA in respect of the amounts described above. Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to the ownership and disposition of the Notes.

BOOK-ENTRY SYSTEM

        We have obtained the information in this section concerning DTC and its book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        The Notes initially will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co., DTC's nominee.

        Investors may elect to hold interests in a global security through either DTC in the United States or Clearstream or the Euroclear System in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and the Euroclear System will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and the Euroclear System's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear System (in such capacities, the "U.S. Depositaries").

        You may hold your interests in a global security in the United States through DTC, either as a participant in such system or indirectly through organizations which are participants in such system. So long as DTC or its nominee is the registered owner of the global securities representing the Notes, DTC or such nominee will be considered the sole owner and holder of the Notes for all purposes of the Notes and the Indenture. Except as provided below, owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the Indenture, including for purposes of receiving any reports that we or the Trustee deliver pursuant to the Indenture. Accordingly, each person owning a beneficial interest in a Note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Notes.

        Unless and until we issue the Notes in fully certificated form under the limited circumstances described below under the heading "—Certificated Notes":

  •
  you will not be entitled to receive physical delivery of a certificate representing your interest in the Notes;

  •
  all references in this prospectus supplement or in the accompanying prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

  •
  all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

        DTC will act as securities depositary for the Notes. The Notes will be issued as fully registered securities registered in the name of Cede & Co. DTC is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

        DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The contents of such website do not constitute part of this prospectus supplement.

        If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in the Notes, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The SEC has on file a set of the rules applicable to DTC and its direct participants.

        Purchases of the Notes under DTC's system must be made by or through direct participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive physical delivery of certificates representing their ownership interests in the Notes, except as provided below under the heading "—Certificated Notes."

        To facilitate subsequent transfers, all Notes deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee has no effect on beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes. DTC's records reflect only the identity of the direct participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

        Under the book-entry format, the Trustee will pay interest and principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to the beneficial owners. You may experience some delay in receiving your payments under this system.

        DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the Notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to Notes on your behalf. We and the Trustee have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Trustee will not recognize you as a holder of any Notes under the Indenture and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a Note if one or more of the direct participants to whom the Note is credited direct DTC to take such action. DTC can only act on behalf of its direct participants. Your ability to pledge Notes to indirect participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your Notes.

Certificated Notes

        Unless and until they are exchanged, in whole or in part, for Notes in definitive form in accordance with the terms of the Notes, the Notes may not be transferred except as a whole by DTC to a nominee of DTC; as a whole by a nominee of DTC to DTC or another nominee of DTC; or as a whole by DTC or a nominee of DTC to a successor of DTC or a nominee of such successor.

        We will issue Notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

  •
  DTC notifies us that it is unwilling or unable to continue as securities depository or DTC is no longer a registered clearing agency under the Securities Exchange Act of 1934, as amended, and we are unable to appoint a qualified successor within 90 days;

  •
  an event of default has occurred and is continuing with respect to the Notes; or

  •
  we, at our option, and subject to DTC's procedures, elect to effect an exchange of global securities for Notes issued to you or your nominees.

        If any of the above events occurs, DTC is required to notify all direct participants that Notes in fully certificated registered form are available through DTC. DTC will then surrender each global security representing the Notes along with instructions for re-registration. The Trustee will re-issue the Notes in fully certificated registered form and will recognize the registered holders of the certificated Notes as holders under the Indenture.

Global Clearance and Settlement Procedures

        Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear System participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear System, as applicable.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of Notes received in Clearstream or the Euroclear System as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear System Participant or Clearstream participant on such business day. Cash received in Clearstream or the Euroclear System as a result of sales of the Notes by or through a Clearstream participant or a Euroclear System participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear System cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

UNDERWRITING (CONFLICTS OF INTEREST)

        We have entered into an underwriting agreement with respect to the Notes with the underwriters listed below for whom Citigroup Global Markets Inc., Academy Securities, Inc., C.L. King & Associates, Inc., Great Pacific Securities, Loop Capital Markets LLC, Mischler Financial Group, Inc., Samuel A. Ramirez & Company, Inc. and Siebert Williams Shank & Co., LLC are acting as representatives (the "Representatives"). Subject to certain conditions, each of the underwriters has severally agreed to purchase the principal amount of Notes indicated in the following table:

Name	Principal Amount of Notes
Citigroup Global Markets Inc.	$87,500,000
Academy Securities, Inc.	87,500,000
C.L. King & Associates, Inc.	87,500,000
Great Pacific Securities	87,500,000
Loop Capital Markets LLC	87,500,000
Mischler Financial Group, Inc.	87,500,000
Samuel A. Ramirez & Company, Inc.	87,500,000
Siebert Williams Shank & Co., LLC	87,500,000

Total	$700,000,000

        The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes are subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters must purchase all of the Notes if they purchase any of the Notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

        The underwriters are offering the Notes subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Discount

        The Notes sold by the underwriters to the public will initially be offered at the price to the public set forth on the cover of this prospectus supplement and may be offered to certain dealers at this price less a concession not in excess of 0.100% of the principal amount of the Notes. The underwriters may allow, and those dealers may reallow, a discount not in excess of 0.050% of the principal amount of the Notes to certain other dealers. If all the Notes are not sold at the price to the public, the underwriters may change the price to the public and the other selling terms.

        The expenses of this offering, not including the underwriting discount, are estimated to be approximately $657,000. The underwriters have agreed to reimburse us for $350,000 of these expenses.

Settlement

        It is expected that delivery of the Notes will be made against payment for the Notes on or about the date specified on the cover page of this prospectus supplement, which is the third business day following the date of this prospectus supplement (such settlement cycle being referred to as "T+3"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of this prospectus supplement will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of this prospectus supplement should consult their own advisors.

New Issue of Notes

        The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or included in any automated quotation system. We have been advised by the underwriters that they intend to make a market in the Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Notes.

Short Positions

        In connection with this offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

        Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the Representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include, among other activities, securities trading and underwriting, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, some of the underwriters and/or their affiliates have in the past and may in the future provide us and our affiliates with commercial banking, investment banking, financial advisory and other services for which they have received and in the future will receive customary fees.

        In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

        Certain of the underwriters or their affiliates have a lending relationship with us and our affiliates. Certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us and our affiliates consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading price of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

        The net proceeds from the sale of the Notes are expected to be used to repay our outstanding borrowings under the Term Loan. An affiliate of one of the underwriters participating in this offering is a lender under the Term Loan. To the extent that net proceeds from this offering are applied to repay outstanding borrowings under the Term Loan, such underwriter will receive proceeds of this offering through the repayment of that indebtedness. If 5% or more of the net proceeds of this offering (not including the underwriting discount) is used to repay our outstanding indebtedness held by such underwriter, this offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter will not confirm sales of the Notes to accounts over which they exercise discretionary authority without the prior written approval of the customer.

Selling Restrictions

European Economic Area and United Kingdom

        In relation to each Relevant State, no offer of Notes which are the subject of the offering contemplated by this this prospectus supplement, the accompanying prospectus and any related free writing prospectus to the public may be made in that Relevant State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by Duke Energy Progress for any such offer; or

  (c)
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Notes shall require Duke Energy Progress or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

        For the purposes of this provision, the expression an "offer of Notes to the public" in relation to any Notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

United Kingdom

        Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Duke Energy Progress.

        All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

        The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

        This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act ("FinSA") and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Hong Kong

        The Notes have not been offered and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Notes may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the "Financial Instruments and Exchange Law"), and the Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.

Notice to Prospective Investors in Korea

        The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Notes may not be resold to Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Notes.

Notice to Prospective Investors in Taiwan

        The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China ("Taiwan"), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Notes in Taiwan.

LEGAL MATTERS

        The validity of the Notes will be passed upon for Duke Energy Progress by Robert T. Lucas III, Esq., who is Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Progress. Certain legal matters with respect to the offering of the Notes will be passed upon for Duke Energy Progress by Hunton Andrews Kurth LLP, New York, New York. Sidley Austin LLP, New York, New York, has acted as counsel to the underwriters. Sidley Austin LLP acts and, in the past has acted, as counsel to affiliates of Duke Energy Progress in connection with various matters.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC, as well as additional information about us, are available to the public through Duke Energy Corporation's website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on Duke Energy Corporation's website is not a part of this prospectus supplement or the accompanying prospectus. Our filings are also available to the public through the SEC's website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents incorporated in the accompanying prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. We incorporate by reference the documents listed below and any future documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering is completed:

  •
  Annual Report on Form 10-K for the year ended December 31, 2019;

  •
  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, as amended by the Form 10-Q/A Amendment No. 1 to the Form 10-Q for the quarterly period ended March 31, 2020;

  •
  Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020; and

  •
  Current Reports on Form 8-K filed on January 2, 2020, March 17, 2020, March 26, 2020, June 2, 2020 and July 31, 2020.

        We, our indirect parent company, Duke Energy Corporation, and certain of its other subsidiaries separately filed the combined Annual Report on Form 10-K and combined Quarterly Reports on Form 10-Q, as amended, listed above. We do not intend to incorporate by reference into this prospectus supplement the information relating to Duke Energy Corporation and its subsidiaries (other than Duke Energy Progress, LLC and its consolidated subsidiaries), and we make no representation as to the information relating to Duke Energy Corporation and its subsidiaries (other than Duke Energy Progress, LLC and its consolidated subsidiaries) contained in such combined reports.

        We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus supplement. You may request a copy by writing us at the following address or telephoning one of the following numbers:

Investor Relations Department
Duke Energy Progress, LLC
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

Prospectus

Duke Energy Progress, LLC

First Mortgage Bonds
Debt Securities

        From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

        We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Investing in our securities involves risks. You should carefully consider the information in the section entitled "Risk Factors" on page 1 of this prospectus before you invest in any of our securities.

        We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 23, 2019.

Prospectus

REFERENCES TO ADDITIONAL INFORMATION

        This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. This information is available for you to review through the Securities and Exchange Commission's, or SEC's, website, www.sec.gov. You can also obtain those documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the company at the following address and telephone number:

Investor Relations Department
Duke Energy Progress, LLC
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

See "Where You Can Find More Information" in this prospectus.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Duke Energy Progress filed with the SEC utilizing a "shelf" registration process. Under the shelf registration process, we are registering an unspecified amount of First Mortgage Bonds and Debt Securities, and may issue any of such securities in one or more offerings.

        This prospectus provides general descriptions of the securities Duke Energy Progress may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption "Where You Can Find More Information."

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to "Duke Energy Progress," "we," "us" and "our" or similar terms are to Duke Energy Progress, LLC and its subsidiaries.

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FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our management's beliefs and assumptions and can often be identified by terms and phrases that include "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will," "potential," "forecast," "target," "guidance," "outlook," or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized.

        In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and we expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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THE COMPANY

        Duke Energy Progress, a North Carolina limited liability company and an indirect wholly-owned subsidiary of Duke Energy Corporation, is a regulated public utility primarily engaged in the generation, transmission, distribution and sale of electricity in portions of North Carolina and South Carolina. Our service area covers approximately 32,000 square miles. We supply electric service to approximately 1.6 million residential, commercial and industrial customers. As of December 31, 2018, our asset portfolio included approximately 12,747 megawatts of owned generation capacity, 76,500 miles of distribution lines and 6,265 miles of transmission lines.

        We are a North Carolina limited liability company. The address of our principal executive offices is 410 South Wilmington Street, Raleigh, North Carolina 27601-1748. Our telephone number is (704) 382-3853.

        The foregoing information about Duke Energy Progress is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy Progress, you should refer to the information described under the caption "Where You Can Find More Information."

RISK FACTORS

        Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned "Risk Factors" in our most recent Annual Report on Form 10-K as they may be updated by our subsequent Quarterly Reports on Form 10-Q, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

USE OF PROCEEDS

        Unless stated otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any offered securities:

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  to redeem or purchase from time to time presently outstanding securities when we anticipate those transactions will result in an overall cost savings;

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  to repay maturing securities;

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  to finance our ongoing construction program; or

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  for general company purposes.

DESCRIPTION OF FIRST MORTGAGE BONDS

General

        We will issue First Mortgage Bonds under a Mortgage and Deed of Trust, dated as of May 1, 1940, with The Bank of New York Mellon (formerly Irving Trust Company) (the "Mortgage Trustee") and Christie Leppert (successor to Tina D. Gonzalez), as Trustees. The Mortgage and Deed of Trust is supplemented by supplemental indentures. In the following discussion, we will refer to the Mortgage and Deed of Trust and all indentures supplemental to the Mortgage and Deed of Trust together as the "Mortgage." We will refer to all of our bonds, including those already issued and those to be issued in the future, as "First Mortgage Bonds."

        The information we are providing you in this prospectus concerning the First Mortgage Bonds and the Mortgage is only a summary of the information provided in those documents and the summary is qualified in its entirety by reference to the provisions of the Mortgage. You should consult the First Mortgage Bonds themselves, the Mortgage and other documents for more complete information on the First Mortgage Bonds or any particular series thereof. These documents appear as exhibits to the registration statement of which this prospectus is a part, or are incorporated by reference as exhibits to such registration statement, or will appear as exhibits to other documents that we file with the SEC, which are incorporated by reference into this prospectus. The Mortgage has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and you should refer to the Trust Indenture Act for additional provisions that apply to the First Mortgage Bonds. In the summary below, we have included references to applicable section numbers of the Mortgage so that you can easily locate these provisions.

Provisions of a Particular Series

        The First Mortgage Bonds may from time to time, be issued in one or more series. You should consult the prospectus supplement relating to any particular issue of the First Mortgage Bonds for the following information:

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  the designation, series and aggregate principal amount of the First Mortgage Bonds;

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  the percentage of the principal amount for which we will issue and sell the First Mortgage Bonds;

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  the date of maturity for the First Mortgage Bonds;

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  the rate at which the First Mortgage Bonds will bear interest and the method of determining that rate;

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  the dates on which interest is payable;

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  the denominations in which we will authorize the First Mortgage Bonds to be issued, if other than $1,000 or integral multiples of $1,000;

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  whether we will offer the First Mortgage Bonds in the form of global bonds and, if so, the name of the depositary for any global bonds;

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  the terms applicable to any rights to convert First Mortgage Bonds into or exchange them for other of our securities or those of any other entity;

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  redemption terms and sinking fund provisions, if any; and

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  any other specific terms that do not conflict with the Mortgage.

        For more information see Mortgage, Article II.

        Unless the applicable prospectus supplement states otherwise, the covenants contained in the Mortgage will not afford holders of the First Mortgage Bonds protection in the event we have a change in control.

Form and Exchanges

        Unless otherwise specified in the applicable prospectus supplement, we will issue the First Mortgage Bonds as registered bonds without coupons. Holders may exchange them, free of charge, for other First Mortgage Bonds of different authorized denominations, in the same aggregate principal amount. Holders may also transfer the First Mortgage Bonds free of charge except for any stamp taxes or other governmental charges that may apply.

Interest and Payment

        The prospectus supplement for any First Mortgage Bonds will state the interest rate, the method of determination of the interest rate, and the date on which interest is payable. Unless the prospectus supplement states otherwise, principal and interest will be paid at The Bank of New York Mellon in New York City.

        Pursuant to the Mortgage, we will pay interest on any overdue principal and, to the extent enforceable under law, on any overdue installment of interest on the First Mortgage Bonds at the rate of 6% annually. For more information, see Mortgage, Section 78.

Redemption and Purchase of First Mortgage Bonds

        If the First Mortgage Bonds are redeemable, the redemption terms will appear in the prospectus supplement. We may declare redemptions on at least thirty (30) days' notice:

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  for the sinking fund if we chose to establish a sinking fund for a designated series of First Mortgage Bonds;

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  with certain deposited cash;

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  with the proceeds of released property; or

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  at our option, unless otherwise specified in the applicable supplemental indenture and the prospectus supplement.

        If we have not deposited the redemption funds with the Mortgage Trustee when we give notice of redemption, the redemption shall be subject to the deposit of those funds on or before the redemption date. Notice of redemption will not be effective unless the Mortgage Trustee has received the redemption funds.

        Cash that is deposited under any Mortgage provisions may be applied to the purchase of First Mortgage Bonds of any series, with certain exceptions.

        For more information, see Mortgage, Article X.

Maintenance and Replacement of Mortgaged Property

        Pursuant to the Mortgage, we are required to maintain, preserve and keep the mortgaged property in good repair, working order and condition. Each calendar year, we are required to spend and/or accrue 15% of our gross operating revenues, as defined in the Mortgage, for maintenance of and replacements for the mortgaged property and certain of our automotive equipment. If we spend more for these purposes in a given year, we may credit that amount against the 15% requirement in any of the five subsequent years. If a regulatory authority does not permit us to spend and/or accrue as much as 15% of our gross operating revenues for these purposes, we will spend only the amount permitted.

        For more information, see Mortgage, Section 38; Seventy-second Supplemental Indenture, Section 3.

Security

        All First Mortgage Bonds are secured by the Mortgage, which constitutes, in the opinion of our counsel, a first mortgage lien on all our present properties. This lien is subject to:

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  leases of small portions of our property to others for uses which, in the opinion of our counsel, do not interfere with our business;

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  leases of certain property which we own but do not use in our electric utility business; and

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  certain excepted encumbrances, minor defects and irregularities.

        This lien does not cover the following property:

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  merchandise, equipment, materials or supplies held for sale, and fuel, oil and similar consumable materials and supplies;

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  vehicles and automobiles;

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  cash, securities, receivables and all contracts, leases and operating agreements that are not pledged or required to be pledged;

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  electric energy and other materials or products generated, manufactured, produced or purchased by us for sale, distribution or use in the ordinary course of business; and

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  all property not funded or eligible to be funded under the Mortgage for the issuance of First Mortgage Bonds, the release of property or any other purpose under the Mortgage.

        The Mortgage contains provisions subjecting to the lien of the Mortgage certain other property that is acquired after the date of the delivery of the Mortgage. These provisions for subjecting additional property to the lien of the Mortgage are limited in the case of consolidation, merger or sale of substantially all of our assets. For more information, see Mortgage, Article XV.

        The Trustees will have a lien upon the mortgaged property, prior to the First Mortgage Bonds, for the payment of their reasonable compensation and expenses and for indemnity against certain liabilities. For more information, see Mortgage, Section 96.

Issuance of Additional First Mortgage Bonds

        Generally, we may issue an unlimited principal amount of First Mortgage Bonds under the Mortgage (except as described in the next paragraph). We may issue First Mortgage Bonds of any series from time to time based on any of the following:

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  70% of property additions after adjustments to offset retirement of property;

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  retirement of First Mortgage Bonds or prior lien bonds; or

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  deposit of cash.

        We may at any time deliver executed First Mortgage Bonds to the Corporate Trustee for authentication, and the Corporate Trustee shall authenticate such First Mortgage Bonds upon our written order and the satisfaction of the other conditions set forth in the Mortgage.

        With certain exceptions in the case of retirement of First Mortgage Bonds or prior lien bonds, we may issue First Mortgage Bonds only if adjusted net earnings for 12 out of the preceding 18 months, before interest and income taxes, is at least twice the annual interest requirements on, or at least 10% of the principal amount of, the sum of all First Mortgage Bonds outstanding at the time, including the additional First Mortgage Bonds we may issue under this shelf registration process or other First Mortgage Bonds we may issue in the future, and all indebtedness of prior or equal rank. Adjusted net earnings is net of provision for repairs, maintenance and retirement of property equal to the maintenance and replacement fund requirements for this period. Cash deposited for the issuance of First Mortgage Bonds may be withdrawn to the extent of 70% of property additions after adjustments to offset retirement of property or retirement of First Mortgage Bonds or prior lien bonds.

        Property additions must consist of electric property, or property used or useful in connection with electric property, acquired after December 31, 1939. Property additions may not include securities, vehicles or automobiles. Pursuant to Section 5 of Article IV of the Twenty-third Supplemental Indenture, dated as of June 1, 1978, we have reserved the right to amend the Mortgage, at our sole discretion, to make available as property additions any form of space satellites, including solar power satellites, space stations and other similar facilities.

        The Mortgage includes restrictions on the issuance of First Mortgage Bonds against property subject to liens and upon the increase of the amount of any liens. For more information, see Mortgage, Sections 4-7, 20-30 and 46; Twenty-third Supplemental Indenture, Section 5.

Dividend Restrictions

        Unless otherwise specified in the prospectus supplement, in the case of First Mortgage Bonds issued under this shelf registration process, and so long as any First Mortgage Bonds issued under this shelf registration process are outstanding, dividends (other than common stock dividends) and distributions on our common stock and purchases and retirements by us of our common stock (collectively, "Restricted Payments"), are restricted to the extent that (x) the aggregate amount of (i) all Restricted Payments (excluding a dividend paid on February 1, 1949) made since December 31, 1948, plus (ii) all cumulative dividends (whether or not paid) on any of our preferred stock since December 31, 1948, plus (iii) the amount, if any, by which 15% of our gross operating revenues since December 31, 1948 exceeds the amount during such period expended and/or accrued for maintenance and/or appropriated out of income for property retirement with respect to the mortgaged property and certain automotive equipment, exceeds (y) our aggregate net income since December 31, 1948 available for dividends plus $3,000,000. For purposes of the Mortgage, the terms (i) "dividend" shall be interpreted so as to include distributions and (ii) "common stock" shall be interpreted so as to include membership interests.

Modification of the Mortgage

        Bondholders' rights may be modified with the consent of the holders of 66 2/3% of the First Mortgage Bonds. If less than all series of the First Mortgage Bonds are affected, the modification must also receive the consent of the holders of 66 2/3% of the First Mortgage Bonds of each series affected. In general, no modification of the terms of payment of principal or interest, and no modification affecting the lien or reducing the percentage required for modification, is effective against any holder of the First Mortgage Bonds without that holder's consent. For more information, see Mortgage, Article XVIII as amended in its entirety by the Seventy-second Supplemental Indenture, Section 2.

Release and Substitution of Property

        Unless an event of default has occurred and is continuing with respect to any First Mortgage Bonds, subject to various limitations, property may be released from the lien of the Mortgage upon our request, upon the basis of:

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  cash deposited with the Mortgage Trustee;

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  property additions to the Mortgage of equivalent value;

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  obligations delivered to the Mortgage Trustee to be held under the Mortgage as pledged property that are secured by a purchase money mortgage on the property being released;

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  reductions in the amount of First Mortgage Bonds that may be issued based on the deposit with the Mortgage Trustee or reduction of the amount of prior lien bonds or based on the amount of previously authenticated First Mortgage Bonds that have been canceled or delivered for cancelation;

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  such property being unfunded property, if after the release we have at least one dollar ($1) in unfunded property remaining;

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  the principal amount of any cash and obligations secured by a purchase money mortgage on the property released that are received by the holder of a prior lien upon its release of the property from such prior lien; and

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  the released property being cash used for the purchase or redemption of First Mortgage Bonds.

For more information, see Article XI of the Mortgage.

Satisfaction and Discharge of the Mortgage

        Upon our request, all mortgaged property shall be reconveyed to us, the Mortgage shall be satisfied and discharged, and the lien of the Mortgage released, when all indebtedness secured by the Mortgage shall have been paid, including all proper charges of the Trustee thereunder. Under the Mortgage, First Mortgage Bonds will be deemed to be paid if funds necessary to repay such First Mortgage Bonds, including First Mortgage Bonds duly called for redemption, shall have been deposited with the Mortgage Trustee with irrevocable direction to segregate and hold the same as a separate trust fund for the benefit of the holders of such First Mortgage Bonds.

Events of Default and Notice of Default

        An "Event of Default" means, with respect to any series of First Mortgage Bonds, any of the following:

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  default in payment of principal of a series of First Mortgage Bonds when due and payable;

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  default for 30 days in payment of interest on a series of First Mortgage Bonds;

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  default in payment of interest on or principal of prior lien bonds continued beyond applicable grace periods, if any, specified in the prior lien securing such bond;

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  default for 60 days in payment installments of funds for retirement of First Mortgage Bonds, including the maintenance and replacement funds;

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  certain events in bankruptcy, insolvency or reorganization; and

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  default for 90 days after notice in performance of any other covenants.

For more information, see Mortgage, Section 65; Twentieth Supplemental Indenture, Article IV, Section 5. If the Trustees deem it to be in the interest of the holders of the First Mortgage Bonds, they may withhold notice of default, except in payment of principal, interest or funds for retirement of First Mortgage Bonds. For more information, see Mortgage, Section 66; Third Supplemental Indenture, Section 15.

        If a default occurs, the Trustee may (and, upon the written direction of the holders of a majority of the principal amount of outstanding First Mortgage Bonds, shall) and holders of 25% of the First Mortgage Bonds may declare all principal and interest immediately due and payable. If the default has been cured, however, the holders of a majority of the First Mortgage Bonds may annul the declaration and destroy its effect. For more information, see Mortgage, Section 67. No holder of First Mortgage Bonds may enforce the lien of the Mortgage unless the holder has given the Trustees written notice of a default and unless the holders of 25% of the First Mortgage Bonds have requested the Trustees in writing to act and have offered the Trustees reasonable opportunity to act. For more information, see Mortgage, Section 80. The Trustees are not required to risk their funds or to incur personal liability if there is a reasonable ground for believing that repayment to the Trustees is not reasonably assured. For more information, see Mortgage, Section 94. Holders of a majority of the First Mortgage Bonds may establish the time, method and place of conducting any proceedings for any remedy available to the Trustees, or exercising any trust or power conferred upon the Trustees. For more information, see Mortgage, Section 71.

Evidence to Be Furnished to the Mortgage Trustee Under the Mortgage

        Upon any request or application by us to the Corporate Trustee to take action that is dependent upon our compliance with conditions precedent (including covenant compliance) under the Mortgage, we shall provide to the Corporate Trustee certificates and opinions required under the Mortgage with respect to compliance with such conditions precedent.

        We will demonstrate compliance with Mortgage provisions by providing written statements to the Mortgage Trustee from our officers or persons we select. For instance, we may select an engineer to provide a written statement regarding the value of property being certified or released, or an accountant regarding net earnings certificate, or counsel regarding property titles and compliance with the Mortgage generally.

        In certain significant matters, applicable law requires that an accountant or engineer must be independent. (See Section 314(d) of the Trust Indenture Act.) We must file certificates and other papers each year and whenever certain events occur. Additionally, we must provide evidence from time to time demonstrating our compliance with the conditions and covenants under the Mortgage.

Concerning the Mortgage Trustee

        In the normal course of business, the Mortgage Trustee or its affiliates may, from time to time, provide certain commercial banking, investment banking and securities underwriting services to us and our affiliates.

DESCRIPTION OF DEBT SECURITIES

General

        The Debt Securities offered by this prospectus will be our direct unsecured general obligations. This prospectus describes certain general terms of the Debt Securities offered through this prospectus. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of that series in a prospectus supplement. The Debt Securities will be issued under the Indenture (For Debt Securities), dated as of October 28, 1999, between us and The Bank of New York Mellon, as trustee, or one or more additional indentures for Debt Securities between us and a trustee elected by us. The Indenture (For Debt Securities) appears in a prior registration statement of ours and is incorporated by reference into the registration statement of which this prospectus is a part. The form of any additional indenture, between us and a trustee which we will name, under which we may issue Debt Securities is filed as an exhibit to the registration statement. In this prospectus we refer to each of the Indenture (For Debt Securities) and the form of indenture for Debt Securities, as applicable, as the "Debt Securities Indenture." We refer to the trustee under any Debt Securities Indenture as the "Debt Securities Trustee."

        The prospectus supplement applicable to a particular series of Debt Securities may state that a particular series of Debt Securities will be subordinated obligations of our company. The form of debt securities indenture includes optional provisions (designated by brackets ("[            ]")) that will appear in a separate indenture for subordinated debt securities in the event we issue subordinated debt securities. In the following discussion, we refer to any of these subordinated obligations as the "Subordinated Debt Securities." Unless the applicable prospectus supplement provides otherwise, we will use a separate Debt Securities Indenture for any Subordinated Debt Securities that we may issue. The Indenture (for Debt Securities) dated October 28, 1999 has been, and any future Debt Securities Indenture will be, qualified under the Trust Indenture Act and you should refer to the Trust Indenture Act for the provisions that apply to the Debt Securities.

        We have summarized selected provisions of the Debt Securities Indenture below. Each Debt Securities Indenture will be independent of any other Debt Securities Indenture unless otherwise stated

in a prospectus supplement. The summary that follows is not complete and the summary is qualified in its entirety by reference to the provisions of the applicable Debt Securities Indenture. You should consult the Debt Securities themselves, the Debt Securities Indenture, any supplemental indentures, officers' certificate and other related documents for more complete information on the Debt Securities. These documents appear as exhibits to the registration statement of which this prospectus is a part, or are incorporated by reference as exhibits to such registration statement, or will appear as exhibits to other documents that we file with the SEC, which are incorporated by reference into this prospectus. In the summary below, we have included references to applicable section numbers of the Debt Securities Indenture so that you can easily locate these provisions.

Ranking

        Our Debt Securities that are not designated Subordinated Debt Securities will be effectively subordinated to all of our currently outstanding and future First Mortgage Bonds (including, prior to the Release Date, Senior Notes secured by First Mortgage Bonds) to the extent of the value of the collateral securing such First Mortgage Bonds. The First Mortgage Bond holders have a first lien on substantially all of our assets.

        Our Debt Securities that are designated Subordinated Debt Securities will be subordinate to all of our currently outstanding and future First Mortgage Bonds and Debt Securities that are not designated Subordinated Debt Securities. The Indenture (for Debt Securities) does not limit the amount of First Mortgage Bonds that we may issue.

Provisions of a Particular Series

        The Debt Securities may, from time to time, be issued in one or more series. You should consult the prospectus supplement relating to any particular series of Debt Securities for the following information:

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  the title of the Debt Securities;

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  any limit on the aggregate principal amount of the Debt Securities or the series of which they are a part;

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  the date on which the principal of the Debt Securities will be payable;

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  the rate, including the method of determination if applicable, at which the Debt Securities will bear interest, if any; and

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  the date from which any interest will accrue;

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  the dates on which we will pay interest; and

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  the record date for any interest payable on any interest payment date;

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  the place where,

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  the principal of, premium, if any, and interest on the Debt Securities will be payable;

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  you may register transfer of the Debt Securities;

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  you may exchange the Debt Securities; and

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  you may serve notices and demands upon us regarding the Debt Securities;

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  the Security Registrar for the Debt Securities and whether the principal of the Debt Securities is payable without presentment or surrender of them;

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  the terms and conditions upon which we may elect to redeem any Debt Securities;

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  the terms and conditions upon which the Debt Securities must be redeemed or purchased due to our obligations pursuant to any sinking fund or other mandatory redemption provisions, or at the holder's option, including any applicable exceptions to notice requirements;

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  the denominations in which we may issue Debt Securities;

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  the manner in which we will determine any amounts payable on the Debt Securities that are to be determined with reference to an index or other fact or event ascertainable outside the applicable indenture;

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  the currency, if other than United States currency, in which payments on the Debt Securities will be payable;

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  the terms according to which elections can be made by us or the holder regarding payments on the Debt Securities in currency other than the currency in which the Debt Securities are stated to be payable;

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  the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of their maturity;

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  if payments are to be made on the Debt Securities in securities or other property, the type and amount of the securities and other property or the method by which the amount shall be determined;

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  the terms applicable to any rights to convert Debt Securities into or exchange them for other of our securities or those of any other entity;

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  if we issue Debt Securities as global securities,

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  any limitations on transfer or exchange rights or the right to obtain the registration of transfer;

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  any limitations on the right to obtain definitive certificates for the Debt Securities; and

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  any other matters incidental to the Debt Securities;

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  whether we are issuing the Debt Securities as bearer securities;

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  any limitations on transfer or exchange of Debt Securities or the right to obtain registration of their transfer, and the terms and amount of any service charge required for registration of transfer or exchange;

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  any exceptions to the provisions governing payments due on legal holidays, or any variations in the definition of business day with respect to the Debt Securities;

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  any credit enhancement applicable to the Debt Securities;

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  any addition to the Events of Default applicable to any Debt Securities and any additions to our covenants for the benefit of the holders of the Debt Securities; and

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  any other terms of the Debt Securities not in conflict with the provisions of the applicable Debt Securities Indenture.

For more information, see Section 301 of the applicable Debt Securities Indenture.

        Debt Securities may be sold at a substantial discount below their principal amount. You should consult the applicable prospectus supplement for a description of certain special United States federal income tax considerations that may apply to Debt Securities sold at an original issue discount or denominated in a currency other than dollars.

        Unless the applicable prospectus supplement states otherwise, the covenants contained in the applicable indenture will not afford holders of Debt Securities protection in the event we have a change in control or are involved in a highly-leveraged transaction.

Subordination

        The applicable prospectus supplement may provide that a series of Debt Securities will be Subordinated Debt Securities, subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. If so, we will issue these securities under a separate Debt Securities Indenture for Subordinated Debt Securities. In the event that we issue Subordinated Debt Securities, the rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness (as defined below), including our Debt Securities that are not designated as Subordinated Debt Securities, to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For further information see "—Ranking" above.

        No payment of principal of, including redemption and sinking fund payments, or any premium or interest on, the Subordinated Debt Securities may be made if:

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  any Senior Indebtedness is not paid when due;

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  any applicable grace period with respect to default in payment of any Senior Indebtedness has ended, and the default has not been cured or waived; or

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  the maturity of any Senior Indebtedness has been accelerated because of a default.

        Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and any premium and interest due or to become due on all outstanding Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to payment. For more information, see Section 1502 of the applicable Debt Securities Indenture. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full. For more information, see Section 1504 of the applicable Debt Securities Indenture.

        Except as otherwise defined in a prospectus supplement, the term "Senior Indebtedness" means:

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  obligations (other than non-recourse obligations and the indebtedness issued under the Subordinated Debt Securities Indenture) of, or guaranteed or assumed by, us:

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  for borrowed money (including both senior and subordinated indebtedness for borrowed money, but excluding the Subordinated Debt Securities); or

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  for the payment of money relating to any lease that is capitalized on our consolidated balance sheet in accordance with generally accepted accounting principles; or

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  indebtedness evidenced by bonds, debentures, notes or other similar instruments.

        In the case of any such indebtedness or obligations, Senior Indebtedness includes amendments, renewals, extensions, modifications and refundings, whether existing as of the date of the Subordinated Debt Securities Indenture or subsequently incurred by us.

        The Subordinated Debt Securities Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue.

Form, Exchange and Transfer

        Unless the applicable prospectus supplement states otherwise, we will issue Debt Securities only in fully registered form without coupons and in denominations of $1,000 and integral multiples of that amount. For more information, see Sections 201 and 302 of the applicable Debt Securities Indenture.

        Holders may present Debt Securities for exchange or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the security registrar or at the office of any Transfer Agent we may designate. Exchanges and transfers are subject to the terms of the applicable indenture and applicable limitations for global securities. We may designate ourselves the security registrar. No charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that the holder must pay in connection with the transaction. Any transfer or exchange will become effective upon the security registrar or Transfer Agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. For more information, see Section 305 of the applicable Debt Securities Indenture.

        The applicable prospectus supplement will state the name of any Transfer Agent, in addition to the security registrar initially designated by us, for any Debt Securities. We may at any time designate additional Transfer Agents or withdraw the designation of any Transfer Agent or make a change in the office through which any Transfer Agent acts. We must, however, maintain a Transfer Agent in each place of payment for the Debt Securities of each series. For more information, see Section 602 of the applicable Debt Securities Indenture.

        We will not be required to:

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  issue, register the transfer of, or exchange any Debt Securities or any tranche of any Debt Securities during a period of 15 days immediately preceding the mailing of a notice of redemption of any Debt Securities called for redemption; or

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  register the transfer of, or exchange any Debt Securities selected for redemption except the unredeemed portion of any Debt Securities being partially redeemed.

For more information, see Section 305 of the applicable Debt Securities Indenture.

Payment and Paying Agents

        Unless the applicable prospectus supplement states otherwise, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for the interest payment. For more information, see Section 307 of the applicable Debt Securities Indenture.

        Unless the applicable prospectus supplement provides otherwise, we will pay principal and any premium and interest on Debt Securities at the office of the Paying Agent whom we will designate for this purpose. Unless the applicable prospectus supplement states otherwise, the corporate trust office of the Debt Securities Trustee in New York City will be designated as our sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time add or delete Paying Agents or change the office through which any Paying Agent acts. We must, however, maintain a Paying Agent in each place of payment for the Debt Securities of a particular series. For more information, see Section 602 of the applicable Debt Securities Indenture.

        All money we pay to a Paying Agent for the payment of the principal and any premium or interest on any Debt Security that remains unclaimed at the end of two years after payment is due will be repaid to us. After that date, the holder of that Debt Security may look only to us for these payments. For more information, see Section 603 of the applicable Debt Securities Indenture.

Redemption

        You should consult the applicable prospectus supplement for any terms regarding optional or mandatory redemption of Debt Securities. Except for the provisions in the applicable prospectus supplement regarding Debt Securities redeemable at the holder's option, Debt Securities may be redeemed only upon notice by mail not less than 30 nor more than 60 days prior to the redemption date. Further, if less than all of the Debt Securities of a series, or any tranche of a series, are to be redeemed, the Debt Securities to be redeemed will be selected by the method provided for the particular series. In the absence of a selection provision, the Debt Securities Trustee will select a fair and appropriate method of random selection. For more information, see Sections 403 and 404 of the applicable Debt Securities Indenture.

        A notice of redemption we provide may state:

  •
  that redemption is conditioned upon receipt by the Paying Agent on or before the redemption date of money sufficient to pay the principal of and any premium and interest on the Debt Securities; and

  •
  that if the money has not been received, the notice will be ineffective and we will not be required to redeem the Debt Securities.

For more information, see Section 404 of the applicable Debt Securities Indenture.

Consolidation, Merger and Sale of Assets

        The Debt Securities Indenture provides that, so long as any Debt Securities are outstanding, we may not consolidate with or merge into any other person, nor may we transfer or lease substantially all of our assets and property to any person, unless:

  •
  the corporation formed by the consolidation or into which we are merged, or the person that acquires by conveyance or transfer, or that leases, substantially all of our property and assets:

  •
  is organized and validly existing under the laws of any domestic jurisdiction; and

  •
  expressly assumes our obligations on the Debt Securities and under the applicable indentures;

  •
  immediately after the transaction becomes effective, no Event of Default, and no event that would become an Event of Default, shall have occurred and be continuing; and

  •
  we will have delivered to the Debt Securities Trustee an officer's certificate and opinion of counsel as provided in the applicable indentures.

For more information, see Section 1101 of the applicable Debt Securities Indenture.

Events of Default

        "Event of Default" under the applicable indenture with respect to Debt Securities of any series means any of the following:

  •
  failure to pay any interest due on Debt Securities of that series within 30 days;

  •
  failure to pay principal or premium when due on any Debt Security of that series;

  •
  breach of or failure to perform any other covenant or warranty in the applicable indenture with respect to Debt Securities of that series for 60 days (subject to extension under certain circumstances for another 120 days) after we receive notice from the Debt Securities Trustee, or we and the Debt Securities Trustee receive notice from the holders of at least 33% in principal amount of the Debt Securities of that series outstanding under the applicable indenture according to the provisions of the applicable indenture;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other Event of Default set forth in the applicable prospectus supplement.

For more information, see Section 801 of the applicable Debt Securities Indenture.

        An Event of Default with respect to a particular series of Debt Securities does not necessarily constitute an Event of Default with respect to the Debt Securities of any other series issued under the applicable indenture.

        If an Event of Default with respect to a particular series of Debt Securities occurs and is continuing, either the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of that series may declare the principal amount of all of the Debt Securities of that series to be due and payable immediately. If the Debt Securities of that series are discount securities or similar Debt Securities, only the portion of the principal amount as specified in the applicable prospectus supplement may be immediately due and payable.

        If an Event of Default occurs and is continuing with respect to all series of Debt Securities issued under a Debt Securities Indenture, including all Events of Default relating to bankruptcy, insolvency or reorganization, the Debt Securities Trustee or the holders of at least 33% in principal amount of the outstanding Debt Securities of all series issued under that Debt Securities Indenture, considered together, may declare an acceleration of the principal amount of all series of Debt Securities issued under that Debt Securities Indenture. There is no automatic acceleration of the principal amount of Debt Securities, even in the event of our bankruptcy or insolvency.

        The applicable prospectus supplement may provide, with respect to a series of Debt Securities to which a credit enhancement is applicable, that the provider of the credit enhancement may, if a default has occurred and is continuing with respect to the series, have all or any part of the rights with respect to remedies that would otherwise have been exercisable by the holder of that series.

        At any time after a declaration of acceleration with respect to the Debt Securities of a particular series, and before a judgment or decree for payment of the money due has been obtained, the Event of Default giving rise to the declaration of acceleration will, without further action, be deemed to have been waived, and the declaration and its consequences will be deemed to have been rescinded and annulled, if:

  •
  we have paid or deposited with the Debt Securities Trustee a sum sufficient to pay:

  •
  all overdue interest on all Debt Securities of the particular series;

  •
  the principal of and any premium on any Debt Securities of that series that have become due otherwise than by the declaration of acceleration and any interest at the rate prescribed in the Debt Securities;

  •
  interest upon overdue interest at the rate prescribed in the Debt Securities, to the extent payment is lawful; and

  •
  all amounts due to the Debt Securities Trustee under the applicable indenture; and

  •
  any other Event of Default with respect to the Debt Securities of the particular series, other than the failure to pay the principal of the Debt Securities of that series that has become due solely by the declaration of acceleration, has been cured or waived as provided in the applicable indenture.

For more information, see Section 802 of the applicable Debt Securities Indenture.

        The applicable Debt Securities Indenture includes provisions as to the duties of the Debt Securities Trustee in case an Event of Default occurs and is continuing. Consistent with these provisions, the Debt Securities Trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the Debt Securities Trustee reasonable indemnity. For more information, see Section 903 of the applicable Debt Securities Indenture. Subject to these provisions for indemnification, the holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or exercising any trust or power conferred on the Debt Securities Trustee, with respect to the Debt Securities of that series. For more information, see Section 812 of the applicable Debt Securities Indenture.

        No holder of Debt Securities may institute any proceeding regarding the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the applicable indenture unless:

  •
  the holder has previously given to the Debt Securities Trustee written notice of a continuing Event of Default of that particular series;

  •
  the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which an Event of Default is continuing have made a written request to the Debt Securities Trustee, and have offered reasonable indemnity to the Debt Securities Trustee, to institute the proceeding as trustee; and

  •
  the Debt Securities Trustee has failed to institute the proceeding, and has not received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the request, within 60 days after notice, request and offer of reasonable indemnity.

For more information, see Section 807 of the applicable Debt Securities Indenture.

        The preceding limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on the Debt Securities on or after the applicable due date stated in the Debt Securities. For more information, see Section 808 of the applicable Debt Securities Indenture.

        We must furnish annually to the Debt Securities Trustee a statement by an appropriate officer as to that officer's knowledge of our compliance with all conditions and covenants under each of the indentures for Debt Securities. Our compliance is to be determined without regard to any grace period or notice requirement under the respective indenture. For more information, see Section 606 of the applicable Debt Securities Indenture.

Modification and Waiver

        We and the Debt Securities Trustee, without the consent of the holders of the Debt Securities, may enter into one or more supplemental indentures for any of the following purposes:

  •
  to evidence the assumption by any permitted successor of our covenants in the applicable indenture and the Debt Securities;

  •
  to add one or more covenants or other provisions for the benefit of the holders of outstanding Debt Securities or to surrender any right or power conferred upon us by the applicable indenture;

  •
  to add any additional Events of Default;

  •
  to change or eliminate any provision of the applicable indenture or add any new provision to it, but if this action would adversely affect the interests of the holders of any particular series of Debt Securities in any material respect, the action will not become effective with respect to that series while any Debt Securities of that series remain outstanding under the applicable indenture;

  •
  to provide collateral security for the Debt Securities;

  •
  to establish the form or terms of Debt Securities according to the provisions of the applicable indenture;

  •
  to evidence the acceptance of appointment of a successor Debt Securities Trustee under the applicable indenture with respect to one or more series of the Debt Securities and to add to or change any of the provisions of the applicable indenture as necessary to provide for trust administration under the applicable indenture by more than one trustee;

  •
  to provide for the procedures required to permit the use of a noncertificated system of registration for any series of Debt Securities;

  •
  to change any place where

  •
  the principal of and any premium and interest on any Debt Securities are payable,

  •
  any Debt Securities may be surrendered for registration of transfer or exchange, or

  •
  notices and demands to or upon us regarding Debt Securities and the applicable indentures may be served; or

  •
  to cure any ambiguity or inconsistency, but only by means of changes or additions that will not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

For more information, see Section 1201 of the applicable Debt Securities Indenture.

        The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive:

  •
  compliance by us with certain provisions of the applicable indenture (see Section 607 of the applicable Debt Securities Indenture); and

  •
  any past default under the applicable indenture, except a default in the payment of principal, premium, or interest, and certain covenants and provisions of the applicable indenture that cannot be modified or amended without consent of the holder of each outstanding Debt Security of the series affected (see Section 813 of the applicable Debt Securities Indenture).

        The Trust Indenture Act may be amended after the date of the applicable indenture to require changes to the indenture. In this event, the indenture will be deemed to have been amended so as to effect the changes; and we and the Debt Securities Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect the amendment. For more information, see Section 1201 of the applicable Debt Securities Indenture.

        Except as provided in this section, the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities issued pursuant to a Debt Securities Indenture, considered as one class, is required to change in any manner the applicable indenture pursuant to one or more supplemental indentures. If less than all of the series of Debt Securities outstanding under a Debt Securities Indenture are directly affected by a proposed supplemental indenture, however, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series directly affected, considered as one class, will be required. Furthermore, if the Debt

Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but not all, tranches, only the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all tranches directly affected, considered as one class, will be required. In addition, an amendment or modification:

  •
  may not, without the consent of the holder of each outstanding Debt Security affected:

  •
  change the maturity of the principal of, or any installment of principal of or interest on, any Debt Securities;

  •
  reduce the principal amount or the rate of interest, or the amount of any installment of interest, or change the method of calculating the rate of interest;

  •
  reduce any premium payable upon the redemption of the Debt Securities;

  •
  reduce the amount of the principal of any Debt Security originally issued at a discount from the stated principal amount that would be due and payable upon a declaration of acceleration of maturity;

  •
  change the currency or other property in which a Debt Security or premium or interest on a Debt Security is payable; or

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity, or in the case of redemption, on or after the redemption date, of any Debt Securities;

  •
  may not reduce the percentage of principal amount requirement for consent of the holders for any supplemental indenture, or for any waiver of compliance with any provision of or any default under the applicable indenture, or reduce the requirements for quorum or voting, without the consent of the holder of each outstanding Debt Security of each series or tranche affected; and

  •
  may not modify provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Securities of any series, or any tranche of a series, without the consent of the holder of each outstanding Debt Security affected.

        A supplemental indenture will be deemed not to affect the rights under the applicable indenture of the holders of any series or tranche of the Debt Securities if the supplemental indenture:

  •
  changes or eliminates any covenant or other provision of the applicable indenture expressly included solely for the benefit of one or more other particular series of Debt Securities or tranches thereof; or

  •
  modifies the rights of the holders of Debt Securities of any other series or tranches with respect to any covenant or other provision.

For more information, see Section 1202 of the applicable Debt Securities Indenture.

        If we solicit from holders of the Debt Securities any type of action, we may at our option by board resolution fix in advance a record date for the determination of the holders entitled to vote on the action. We shall have no obligation, however, to do so. If we fix a record date, the action may be taken before or after the record date, but only the holders of record at the close of business on the record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding Debt Securities have authorized the action. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any holder action shall bind every future holder of the same security and the holder of every security issued upon the registration of transfer of or in exchange for or in lieu of the security in respect of anything done or permitted by the Debt Securities Trustee or us in reliance on that action, whether or not notation of the action is made upon the security. For more information, see Section 104 of the applicable Debt Securities Indenture.

Defeasance

        Unless the applicable prospectus supplement provides otherwise, any Debt Security, or portion of the principal amount of a Debt Security, will be deemed to have been paid for purposes of the applicable indenture, and, at our election, our entire indebtedness in respect of the Debt Security, or portion thereof, will be deemed to have been satisfied and discharged, if we have irrevocably deposited with the Debt Securities Trustee or any Paying Agent other than us, in trust money, certain eligible obligations, as defined in the applicable indenture, or a combination of the two, sufficient to pay principal of and any premium and interest due and to become due on the Debt Security or portion thereof. For more information, see Section 701 of the applicable Debt Securities Indenture. For this purpose, unless the applicable prospectus supplement provides otherwise, eligible obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of full faith and credit of the United States, and certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations.

Resignation, Removal of Debt Securities Trustee; Appointment of Successor

        The Debt Securities Trustee may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in principal amount of outstanding Debt Securities delivered to the Debt Securities Trustee and us. No resignation or removal of the Debt Securities Trustee and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the applicable indenture. So long as no Event of Default or event that would become an Event of Default has occurred and is continuing, and except with respect to a Debt Securities Trustee appointed by an action of the holders, if we have delivered to the Debt Securities Trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the applicable indenture, the Debt Securities Trustee will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the applicable indenture. For more information, see Section 910 of the applicable Debt Securities Indenture.

Notices

        We will give notices to holders of Debt Securities by mail to their addresses as they appear in the security register. For more information, see Section 106 of the applicable Debt Securities Indenture.

Title

        The Debt Securities Trustee and its agents, and we and our agents, may treat the person in whose name a Debt Security is registered as the absolute owner of that Debt Security, whether or not that Debt Security may be overdue, for the purpose of making payment and for all other purposes. For more information, see Section 308 of the applicable Debt Securities Indenture.

Governing Law

        The Debt Securities Indentures and the Debt Securities, including any Subordinated Debt Securities Indentures and Subordinated Debt Securities, will be governed by, and construed in accordance with, the law of the State of New York. For more information, see Section 112 of the applicable Debt Securities Indenture.

Concerning the Trustee

        In the normal course of business, the Trustee under our Indenture (for Debt Securities), dated as of October 28, 1999, or its affiliates provides, and any future trustees or their affiliates, may, from time to time, provide, certain commercial banking, investment banking and securities underwriting services to us and our affiliates.

GLOBAL SECURITIES

        We may issue some or all of the First Mortgage Bonds and Debt Securities as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

        As long as the securities depositary or its nominee is the registered holder of a global security representing securities described in this prospectus, that person will be considered the sole owner and holder of the global security and the securities it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

  •
  may not have the global security or any securities it represents registered in their names;

  •
  may not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

  •
  will not be considered the owners or holders of the global security or any securities it represents for any purposes under the applicable securities or the related mortgage or indenture.

        We will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing securities described in this prospectus is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of securities the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

  •
  the securities depositary, with respect to participants' interests; and

  •
  any participant, with respect to interests the participant holds on behalf of other persons.

        Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing securities described in this prospectus, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

  •
  Duke Energy Progress;

  •
  the applicable trustee; or

  •
  any agent of either of them.

PLAN OF DISTRIBUTION

        We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

  •
  the name or names of any underwriters;

  •
  the purchase price of the securities and the proceeds to us from the sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

        We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

        We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

        Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

        Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from Duke Energy Progress, LLC's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP,

an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

        Robert T. Lucas III, Esq., who is Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Progress, and/or counsel named in the applicable prospectus supplement, will issue an opinion about the validity of the securities we are offering in the applicable prospectus supplement. Counsel named in the applicable prospectus supplement will pass upon certain legal matters on behalf of any underwriters.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC, as well as additional information about us, are available to the public through Duke Energy Corporation's website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on Duke Energy Corporation's website is not a part of this prospectus. Our filings are also available to the public through the SEC website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents incorporated in the prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. We incorporate by reference the documents listed below and any future documents filed by Duke Energy Progress, LLC with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering is completed.

  •
  Annual Report on Form 10-K for the year ended December 31, 2018;

  •
  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019; and

  •
  Current Reports on Form 8-K filed on March 7, 2019, March 21, 2019 and April 1, 2019.

        We, our indirect parent company, Duke Energy Corporation, and certain of its other subsidiaries separately filed the combined Annual Report on Form 10-K and Quarterly Reports on Form 10-Q listed above. We do not intend to incorporate by reference into this prospectus the information relating to Duke Energy Corporation and its subsidiaries (other than Duke Energy Progress, LLC and its consolidated subsidiaries), and we make no representation as to the information relating to Duke Energy Corporation and its subsidiaries (other than Duke Energy Progress, LLC and its consolidated subsidiaries) contained in such combined reports.

        We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request a copy by writing us at the following address or telephoning one of the following numbers:

Investor Relations Department
Duke Energy Progress, LLC
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities described in this prospectus in any state where the offer or sale is not permitted. You should assume that the information contained in the prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.